Filed Pursuant to Rule 433
Registration No. 333-133809
Registration No. 333-133809-04

$1,100,000,000

World Omni Auto Receivables Trust 2008-A

Issuing Entity

$266,000,000 Class A-1 Asset Backed Notes, Series 2008-A

$336,000,000 Class A-2 Asset Backed Notes, Series 2008-A

$317,000,000 Class A-3 Asset Backed Notes, Series 2008-A

$181,000,000 Class A-4 Asset Backed Notes, Series 2008-A

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Additional Information Statement, dated March 12, 2008

to

Prospectus Supplement, dated March 11, 2008 (subject to completion)

to

Prospectus, dated March 11, 2008

This Additional Information Statement should be read in conjunction with the Prospectus Supplement, dated March 11, 2008 (subject to completion), and the Prospectus, dated March 11, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Additional Information Statement and the prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 221-1037.

Joint Bookrunners of the Class A Notes

Credit Suisse	Wachovia Securities

Co-Managers of the Class A Notes

Banc of America Securities LLC
Barclays Capital
Deutsche Bank Securities
Scotia Capital

The information in the Prospectus Supplement referenced above on the pages and in the sections identified below is hereby updated as follows:

FRONT COVER PAGE:

•	The total initial principal amount of the Notes indicated on the top line of the front cover page should read:

$1,100,000,000

•	The total initial principal amount of each class of Notes indicated under the Issuing Entity’s name on the front cover page should read:

$266,000,000 Class A-1 Asset Backed Notes, Series 2008-A

$336,000,000 Class A-2 Asset Backed Notes, Series 2008-A

$317,000,000 Class A-3 Asset Backed Notes, Series 2008-A

$181,000,000 Class A-4 Asset Backed Notes, Series 2008-A

•	The row titled “Principal Amount” in the table should read:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Principal Amount	$266,000,000	$336,000,000	$317,000,000	$181,000,000

•	The first bullet point under “Credit Enhancement” on the front cover page should read:

A reserve account with an initial balance of $2,941,176.47.

•	The second bullet point under “Credit Enhancement” on the front cover page should read:

Overcollateralization, which will be $5,882,588.24 as of the closing date.

•	The fourth bullet point under “Credit Enhancement” on the front cover page should read:

On the closing date the Issuing Entity is also issuing the Class B Notes in the aggregate original principal amount of $70,588,000 that are subordinated to the Class A Notes. The Depositor will initially own the Class B Notes. The Class B Notes are not being offered under this prospectus supplement.

SUMMARY OF TERMS:

•	The first paragraph under “Summary of Terms—The Notes” should read:

World Omni Auto Receivables Trust 2008-A will issue the following notes:

Class A-1        % Asset-Backed Notes in the aggregate original principal amount of $266,000,000;

Class A-2 Asset-Backed Notes in the aggregate original principal amount of $336,000,000, comprised of $             Class A-2a        % Asset-Backed Notes and $             Class A-2b Floating Rate Asset-Backed Notes;

Class A-3 Asset-Backed Notes in the aggregate original principal amount of $317,000,000, comprised of $             Class A-3a        % Asset-Backed Notes and $             Class A-3b Floating Rate Asset-Backed Notes;

Class A-4 Asset-Backed Notes in the aggregate original principal amount of $181,000,000, comprised of $             Class A-4a        % Asset-Backed Notes and $             Class A-4b Floating Rate Asset-Backed Notes; and

Class B        % Asset-Backed Notes in the aggregate original principal amount of $70,588,000.

•	The first sentence of the last paragraph under “Summary of Terms—The Notes” should read:

The aggregate original principal amount of the Class A Notes will be $1,100,000,000.

•	The penultimate paragraph under “Summary of Terms—The Receivables” should read:

The aggregate principal balance of receivables included in the initial pool sold to the issuing entity on the closing date is expected to be approximately $1,176,470,588 as of the initial cutoff date.

•	The first paragraph under “Summary of Terms—Credit Enhancement—Reserve Account” should read:

On the closing date, $2,941,176.47 will be deposited into the reserve account, which is equal to 0.25% of the expected aggregate starting principal balance of the initial receivables as of the initial cutoff date.

THE TRUST:

•	The second sentence of the second paragraph under “The Trust” should read:

The trust’s initial equity capitalization is expected to be approximately $8,823,764, which is the expected aggregate starting principal balance of the initial receivables as of the initial cutoff date plus the pre-funding account initial deposit, if any, less the aggregate original principal amount of the notes as of the closing date, plus the amounts on deposit in the reserve account and the negative carry account, if any.

•	The table under “The Trust–Capitalization of the Trust” should read:

The following table illustrates the expected assets of the trust as of the closing date:

Receivables	$1,176,470,588
Pre-Funding Account	0
Reserve Account	2,941,176
Negative Carry Account	0

The following table illustrates the expected liabilities of the trust as of the closing date:

Class A-1 Notes	$266,000,000
Class A-2a Notes and Class A-2b Notes	336,000,000
Class A-3a Notes and Class A 3b Notes	317,000,000
Class A-4a Notes and Class A-4b Notes	181,000,000
Class B Notes	70,588,000

Total	$1,170,588,000

THE RECEIVABLES POOL:

•	The second sentence of the second paragraph under “The Receivables Pool—The Statistical Pool” should read:

The aggregate principal balance of receivables included in the initial pool sold to the issuing entity on the closing date is expected to be approximately $1,176,470,588.

•	The first sentence of the second paragraph under “The Receivables Pool—The Initial Receivables” should read:

The aggregate principal balance of receivables included in the initial pool sold to the issuing entity on the closing date is expected to be approximately $1,176,470,588 as of the initial cutoff date.

PREPAYMENT AND YIELD CONSIDERATIONS:

•	Clause (j) of the third paragraph under “Prepayment and Yield Considerations” should read:

the initial outstanding principal amounts of the Class A-2a Notes will be $168,000,000, of the Class A-2b Notes will be $168,000,000, of the Class A-3a Notes will be $158,500,000, of the Class A-3b Notes will be $158,500,000, of the Class A-4a Notes will be $90,500,000 and of the Class A-4b Notes will be $90,500,000.

•	The table titled “Assumed Receivables Characteristics” following the fifth paragraph under “Prepayment and Yield Considerations” should read:

Pool	Assumed Cutoff Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate (%)	Weighted Average Remaining Term to Maturity (In Months)	Weighted Average Seasoning (In Months)
1	3/1/2008	$22,655,701.55	6.422%	8	53
2	3/1/2008	$52,563,629.33	7.857%	18	47
3	3/1/2008	$29,449,025.26	6.606%	31	9
4	3/1/2008	$65,356,468.47	6.014%	44	6
5	3/1/2008	$307,579,421.55	6.629%	56	5
6	3/1/2008	$520,494,905.58	9.837%	69	4
7	3/1/2008	$178,371,436.50	9.315%	75	3
Total		$1,176,470,588.24

•

The table titled “Percentage of Original Class A-1 Principal Amount at Various Absolute Prepayment Model Percentages:” following the sixth paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
May 2008	77.68	72.76	66.47	46.34
Jun 2008	66.94	59.83	50.85	25.95
Jul 2008	57.47	48.21	36.72	12.43
Aug 2008	48.03	36.74	22.97	0.00
Sep 2008	38.63	25.42	9.62	0.00
Oct 2008	29.26	14.26	0.00	0.00
Nov 2008	19.93	3.26	0.00	0.00
Dec 2008	11.64	0.00	0.00	0.00
Jan 2009	3.39	0.00	0.00	0.00
Feb 2009	0.00	0.00	0.00	0.00
Mar 2009	0.00	0.00	0.00	0.00
Apr 2009	0.00	0.00	0.00	0.00
May 2009	0.00	0.00	0.00	0.00
Jun 2009	0.00	0.00	0.00	0.00
Jul 2009	0.00	0.00	0.00	0.00
Aug 2009	0.00	0.00	0.00	0.00
Sep 2009	0.00	0.00	0.00	0.00
Oct 2009	0.00	0.00	0.00	0.00
Nov 2009	0.00	0.00	0.00	0.00
Dec 2009	0.00	0.00	0.00	0.00
Jan 2010	0.00	0.00	0.00	0.00
Feb 2010	0.00	0.00	0.00	0.00
Mar 2010	0.00	0.00	0.00	0.00
Apr 2010	0.00	0.00	0.00	0.00
May 2010	0.00	0.00	0.00	0.00
Jun 2010	0.00	0.00	0.00	0.00
Jul 2010	0.00	0.00	0.00	0.00
Aug 2010	0.00	0.00	0.00	0.00
Sep 2010	0.00	0.00	0.00	0.00
Oct 2010	0.00	0.00	0.00	0.00
Nov 2010	0.00	0.00	0.00	0.00
Dec 2010	0.00	0.00	0.00	0.00
Jan 2011	0.00	0.00	0.00	0.00
Feb 2011	0.00	0.00	0.00	0.00
Mar 2011	0.00	0.00	0.00	0.00
Apr 2011	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00
Jun 2011	0.00	0.00	0.00	0.00
Jul 2011	0.00	0.00	0.00	0.00
Aug 2011	0.00	0.00	0.00	0.00
Sep 2011	0.00	0.00	0.00	0.00
Oct 2011	0.00	0.00	0.00	0.00
Nov 2011	0.00	0.00	0.00	0.00
Dec 2011	0.00	0.00	0.00	0.00
Jan 2012	0.00	0.00	0.00	0.00
Feb 2012	0.00	0.00	0.00	0.00
Mar 2012	0.00	0.00	0.00	0.00
Apr 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
Jun 2012	0.00	0.00	0.00	0.00
Jul 2012	0.00	0.00	0.00	0.00
Aug 2012	0.00	0.00	0.00	0.00
Sep 2012	0.00	0.00	0.00	0.00
Oct 2012	0.00	0.00	0.00	0.00
Nov 2012	0.00	0.00	0.00	0.00
Dec 2012	0.00	0.00	0.00	0.00
Weighted Average Life(1)	0.45	0.37	0.31	0.22

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-2a and Class A-2b Principal Amount at Various Absolute Prepayment Model Percentages:” following the sixth paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
May 2008	100.00	100.00	100.00	100.00
Jun 2008	100.00	100.00	100.00	100.00
Jul 2008	100.00	100.00	100.00	100.00
Aug 2008	100.00	100.00	100.00	99.31
Sep 2008	100.00	100.00	100.00	88.93
Oct 2008	100.00	100.00	97.36	78.72
Nov 2008	100.00	100.00	87.42	68.69
Dec 2008	100.00	94.68	78.10	58.79
Jan 2009	100.00	86.87	68.98	48.94
Feb 2009	96.17	79.16	60.05	39.28
Mar 2009	89.68	71.55	51.21	29.79
Apr 2009	83.21	64.03	42.57	20.48
May 2009	76.77	56.54	34.15	11.35
Jun 2009	70.35	49.11	25.95	2.41
Jul 2009	63.96	41.78	17.96	0.00
Aug 2009	57.54	34.55	10.19	0.00
Sep 2009	51.10	27.42	2.65	0.00
Oct 2009	45.50	20.99	0.00	0.00
Nov 2009	39.91	14.64	0.00	0.00
Dec 2009	34.35	8.36	0.00	0.00
Jan 2010	28.81	2.16	0.00	0.00
Feb 2010	23.28	0.00	0.00	0.00
Mar 2010	17.78	0.00	0.00	0.00
Apr 2010	12.30	0.00	0.00	0.00
May 2010	6.84	0.00	0.00	0.00
Jun 2010	1.40	0.00	0.00	0.00
Jul 2010	0.00	0.00	0.00	0.00
Aug 2010	0.00	0.00	0.00	0.00
Sep 2010	0.00	0.00	0.00	0.00
Oct 2010	0.00	0.00	0.00	0.00
Nov 2010	0.00	0.00	0.00	0.00
Dec 2010	0.00	0.00	0.00	0.00
Jan 2011	0.00	0.00	0.00	0.00
Feb 2011	0.00	0.00	0.00	0.00
Mar 2011	0.00	0.00	0.00	0.00
Apr 2011	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00
Jun 2011	0.00	0.00	0.00	0.00
Jul 2011	0.00	0.00	0.00	0.00
Aug 2011	0.00	0.00	0.00	0.00
Sep 2011	0.00	0.00	0.00	0.00
Oct 2011	0.00	0.00	0.00	0.00
Nov 2011	0.00	0.00	0.00	0.00
Dec 2011	0.00	0.00	0.00	0.00
Jan 2012	0.00	0.00	0.00	0.00
Feb 2012	0.00	0.00	0.00	0.00
Mar 2012	0.00	0.00	0.00	0.00
Apr 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
Jun 2012	0.00	0.00	0.00	0.00
Jul 2012	0.00	0.00	0.00	0.00
Aug 2012	0.00	0.00	0.00	0.00
Sep 2012	0.00	0.00	0.00	0.00
Oct 2012	0.00	0.00	0.00	0.00
Nov 2012	0.00	0.00	0.00	0.00
Dec 2012	0.00	0.00	0.00	0.00
Weighted Average Life(1)	1.57	1.28	1.05	0.86

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-3a and Class A-3b Principal Amount at Various Absolute Prepayment Model Percentages:” following the sixth paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
May 2008	100.00	100.00	100.00	100.00
Jun 2008	100.00	100.00	100.00	100.00
Jul 2008	100.00	100.00	100.00	100.00
Aug 2008	100.00	100.00	100.00	100.00
Sep 2008	100.00	100.00	100.00	100.00
Oct 2008	100.00	100.00	100.00	100.00
Nov 2008	100.00	100.00	100.00	100.00
Dec 2008	100.00	100.00	100.00	100.00
Jan 2009	100.00	100.00	100.00	100.00
Feb 2009	100.00	100.00	100.00	100.00
Mar 2009	100.00	100.00	100.00	100.00
Apr 2009	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00
Jun 2009	100.00	100.00	100.00	100.00
Jul 2009	100.00	100.00	100.00	93.27
Aug 2009	100.00	100.00	100.00	84.19
Sep 2009	100.00	100.00	100.00	75.31
Oct 2009	100.00	100.00	95.08	66.64
Nov 2009	100.00	100.00	87.50	58.17
Dec 2009	100.00	100.00	80.06	49.90
Jan 2010	100.00	100.00	72.76	41.85
Feb 2010	100.00	95.80	65.61	34.01
Mar 2010	100.00	89.39	58.60	26.39
Apr 2010	100.00	83.07	51.75	18.98
May 2010	100.00	76.83	45.04	11.79
Jun 2010	100.00	70.68	38.49	4.82
Jul 2010	95.75	64.61	32.09	0.00
Aug 2010	90.03	58.64	25.84	0.00
Sep 2010	84.34	52.75	19.76	0.00
Oct 2010	78.67	46.95	13.83	0.00
Nov 2010	73.30	41.45	8.20	0.00
Dec 2010	67.95	36.04	2.73	0.00
Jan 2011	62.63	30.72	0.00	0.00
Feb 2011	57.33	25.49	0.00	0.00
Mar 2011	52.06	20.34	0.00	0.00
Apr 2011	46.81	15.28	0.00	0.00
May 2011	41.58	10.32	0.00	0.00
Jun 2011	36.38	5.44	0.00	0.00
Jul 2011	31.21	0.66	0.00	0.00
Aug 2011	26.06	0.00	0.00	0.00
Sep 2011	20.94	0.00	0.00	0.00
Oct 2011	15.85	0.00	0.00	0.00
Nov 2011	10.78	0.00	0.00	0.00
Dec 2011	6.14	0.00	0.00	0.00
Jan 2012	1.53	0.00	0.00	0.00
Feb 2012	0.00	0.00	0.00	0.00
Mar 2012	0.00	0.00	0.00	0.00
Apr 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
Jun 2012	0.00	0.00	0.00	0.00
Jul 2012	0.00	0.00	0.00	0.00
Aug 2012	0.00	0.00	0.00	0.00
Sep 2012	0.00	0.00	0.00	0.00
Oct 2012	0.00	0.00	0.00	0.00
Nov 2012	0.00	0.00	0.00	0.00
Dec 2012	0.00	0.00	0.00	0.00
Weighted Average Life(1)	3.07	2.59	2.15	1.79

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-4a and Class A-4b Principal Amount at Various Absolute Prepayment Model Percentages:” following the sixth paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
May 2008	100.00	100.00	100.00	100.00
Jun 2008	100.00	100.00	100.00	100.00
Jul 2008	100.00	100.00	100.00	100.00
Aug 2008	100.00	100.00	100.00	100.00
Sep 2008	100.00	100.00	100.00	100.00
Oct 2008	100.00	100.00	100.00	100.00
Nov 2008	100.00	100.00	100.00	100.00
Dec 2008	100.00	100.00	100.00	100.00
Jan 2009	100.00	100.00	100.00	100.00
Feb 2009	100.00	100.00	100.00	100.00
Mar 2009	100.00	100.00	100.00	100.00
Apr 2009	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00
Jun 2009	100.00	100.00	100.00	100.00
Jul 2009	100.00	100.00	100.00	100.00
Aug 2009	100.00	100.00	100.00	100.00
Sep 2009	100.00	100.00	100.00	100.00
Oct 2009	100.00	100.00	100.00	100.00
Nov 2009	100.00	100.00	100.00	100.00
Dec 2009	100.00	100.00	100.00	100.00
Jan 2010	100.00	100.00	100.00	100.00
Feb 2010	100.00	100.00	100.00	100.00
Mar 2010	100.00	100.00	100.00	100.00
Apr 2010	100.00	100.00	100.00	100.00
May 2010	100.00	100.00	100.00	100.00
Jun 2010	100.00	100.00	100.00	100.00
Jul 2010	100.00	100.00	100.00	96.63
Aug 2010	100.00	100.00	100.00	85.21
Sep 2010	100.00	100.00	100.00	74.20
Oct 2010	100.00	100.00	100.00	63.58
Nov 2010	100.00	100.00	100.00	53.51
Dec 2010	100.00	100.00	100.00	43.81
Jan 2011	100.00	100.00	95.47	34.51
Feb 2011	100.00	100.00	86.42	25.60
Mar 2011	100.00	100.00	77.65	0.00
Apr 2011	100.00	100.00	69.16	0.00
May 2011	100.00	100.00	60.94	0.00
Jun 2011	100.00	100.00	53.01	0.00
Jul 2011	100.00	100.00	45.36	0.00
Aug 2011	100.00	92.96	38.01	0.00
Sep 2011	100.00	84.91	30.94	0.00
Oct 2011	100.00	77.04	24.17	0.00
Nov 2011	100.00	69.34	0.00	0.00
Dec 2011	100.00	62.28	0.00	0.00
Jan 2012	100.00	55.39	0.00	0.00
Feb 2012	94.65	48.65	0.00	0.00
Mar 2012	86.66	42.07	0.00	0.00
Apr 2012	78.71	35.65	0.00	0.00
May 2012	70.81	29.40	0.00	0.00
Jun 2012	62.96	23.32	0.00	0.00
Jul 2012	55.16	0.00	0.00	0.00
Aug 2012	47.40	0.00	0.00	0.00
Sep 2012	39.69	0.00	0.00	0.00
Oct 2012	32.03	0.00	0.00	0.00
Nov 2012	24.43	0.00	0.00	0.00
Dec 2012	0.00	0.00	0.00	0.00
Weighted Average Life(1)	4.40	3.92	3.30	2.72

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

DESCRIPTION OF THE TRUST DOCUMENTS:

•	The second sentence of the first paragraph under “Description of the Trust Documents—Reserve Account” should read:

The depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $2,941,176.47 (the “reserve account initial deposit”), which is equal to 0.25% of the difference of the expected aggregate starting principal balance of the initial receivables as of the initial cutoff date.

UNDERWRITING:

•	The row titled “Total” in the first table under “Underwriting” should read:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Total	$133,000,000	$168,000,000	$158,500,000	$90,500,000

•	The penultimate paragraph under “Underwriting” should read:

In addition, the depositor is expected to enter into one or more purchase agreements with Toyota Motor Credit Corporation and/or one or more of its affiliates, pursuant to which the depositor will agree to sell directly to the purchasers, and the purchasers will agree to directly purchase from the depositor, $133,000,000 of Class A-1 Notes, $168,000,000 of Class A-2 Notes, $158,500,000 of Class A-3 Notes and $90,500,000 of Class A-4 Notes. The purchase price of those Class A Notes to those investors is expected to be less than the price to public of the underwritten notes and greater than the price to underwriters of the underwritten notes to be set forth on the cover page of this prospectus supplement. The depositor will not pay any underwriting, selling or placement fees to any person in connection with the direct placement of those notes.

REAR COVER PAGE:

•	The total initial principal amount of the Notes indicated on the top line of the rear cover page should read:

$1,100,000,000